Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-131079 and 333-153347) and the Registration Statements on Form S-8 (Nos. 333-115956, 333-128290, 333-137557, 333-146398 and 333-153346) of ACADIA Pharmaceuticals Inc. of our report dated March 4, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

March 9, 2009